Exhibit 99.1

For Immediate Release Contact Media Kathleen Prause (312) 436-6607 corporate-communications@usg.com Investors Ryan Flanagan (312) 436-5304 investorrelations@usg.com

USG CORPORATION ANNOUNCES LAUNCH OF SENIOR NOTES OFFERING

Chicago, IL (May 1, 2017) – USG Corporation (NYSE: USG) today announced that it launched a private offering of $500 million aggregate principal amount of senior notes (the “New Notes”). The New Notes will be the unsecured obligations of USG. USG’s obligations under the New Notes will be guaranteed on a senior unsecured basis by certain of its domestic subsidiaries.

USG intends to use all or a portion of the net proceeds from the offering of New Notes to repurchase its outstanding 7.75% Senior Notes due 2018 (the “2018 Notes”) that are tendered pursuant to the cash tender offer that USG commenced today and to pay related costs and expenses. USG also intends to use any remaining net proceeds from the offering of New Notes and cash on hand to redeem any 2018 Notes that remain outstanding after completion of the tender offer.

The New Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The New Notes will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the New Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the New Notes will be made only by means of a private offering circular.

About USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its United States Gypsum Company and USG Interiors, LLC subsidiaries and its international subsidiaries, including its USG Boral Building Products joint venture. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, the offering of the New Notes and the use of proceeds, and the repurchase and redemption of the 2018 Notes. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect USG’s sales and profitability or other results and liquidity. Any forward-looking statements represent USG’s views only as of today and should not be relied upon as representing USG’s views as of any subsequent date and USG undertakes no obligation to update any forward-looking statement. Actual results may differ materially due to various other factors, including: economic conditions, such as employment, household formation, home ownership rate, existing home price trends, availability of mortgage financing, interest rates, consumer confidence, job growth and discretionary business investment; USG’s ability to maintain or achieve price increases; the loss of one or more major customers; the impact on USG’s performance and financial results due to the disposition of L&W Supply, one of USG’s largest customers; competitive conditions, such as price, quality and range of products; unexpected operational difficulties or catastrophic events at USG’s facilities; an increasing number of USG’s customers having significant buying power; increased costs, or decreased availability, of key raw materials or energy; USG’s ability to successfully operate the joint venture with Boral Limited, including risks that USG’s joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with USG’s objectives; exposure to risks of operating internationally; USG’s ability to innovate and protect USG’s intellectual property and other proprietary rights; USG’s ability to make capital expenditures and achieve the expected return on investment; a disruption in USG’s information technology systems; significant changes in factors and assumptions used to measure USG’s defined benefit plan obligations; changes in laws or regulations, including environmental and safety regulations; the outcome in legal and governmental proceedings; the ability of a small number of stockholders to influence USG’s business and stock price; USG’s ability to successfully pursue and complete acquisitions, joint ventures and other transactions to complement or expand USG’s businesses; USG’s ability to return capital to stockholders; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; ability to incur substantial additional indebtedness; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. USG assumes no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in USG’s filings with the Securities and Exchange Commission, including the “Risk Factors” in USG’s most recent Annual Report on Form 10-K.

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